PUTNAM LOGO

AN IMPORTANT NOTICE TO SHAREHOLDERS

During the past few weeks, we sent you the notice of your Putnam fund's Shareholder Meeting, a proxy statement explaining the proposals under consideration, and a proxy card for your vote and signature.

When you complete and sign your proxy, you are informing us how you would like to vote on matters relating to your fund. So, if you have not already done so, please vote and sign your card now and mail it in the enclosed postage-paid envelope.

Your vote is important to us. If you have any questions about any of the proposals, or would like to receive a new proxy ballot or proxy statement, please call 1-800-225-1581.

Sincerely,

/s/George Putnam
George Putnam
Chairman,
Board of Trustees

























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